EXHIBIT 21.01

SIGNIFICANT SUBSIDIARIES OF FEDERATED INVESTORS, INC.:

Federated Securities Corp., a Pennsylvania corporation

Federated Investors Management Company, a Pennsylvania corporation

FII Holdings, Inc., a Delaware corporation

Federated Investment Management Company, a Delaware statutory trust

Federated Investment Counseling, a Delaware statutory trust

Federated Global Investment Management Corp., a Delaware corporation

Federated International Management Limited, an Ireland company

Passport Research Ltd., a Pennsylvania general partnership

Federated Services Company, a Pennsylvania corporation

Federated Funding 1997-1, Inc., a Delaware corporation

Federated Investors Trust Company, a New Jersey bank

Federated Administrative Services, a Delaware statutory trust

Federated Shareholder Services Company, a Delaware statutory trust

Retirement Plan Service Company of America, a Delaware statutory trust, doing business as “Federated Retirement Plan Services Company” and “Federated Retirement Solutions”

Edgewood Services, Inc., a New York corporation

Federated Administrative Services, Inc., a Pennsylvania corporation

Federated Private Asset Management, Inc., a Delaware corporation

Federated International Holdings B.V., a Netherlands company

InvestLink Technologies, Inc., a Delaware corporation

Federated International – Europe GmbH, a German company

Federated Advisory Services Company, a Delaware statutory trust

Federated Financial Services, Inc., a Pennsylvania corporation

Federated Equity Management Company of Pennsylvania, Delaware statutory trust

Passport Research II, Ltd., a Pennsylvania general partnership

Federated Investors (UK) Ltd., an English Company